UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): December 16, 2003

                                 EXELIXIS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-30235                 04-3257395
         --------                      -------                 ----------
      (State or Other           (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                              Identification No.)


                                 170 Harbor Way
                                  P.O. Box 511
                      South San Francisco, California 94083
--------------------------------------------------------------------------------
        (Address of principal executive offices, and including zip code)

                                 (650) 837-7000
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

In October 2002, Exelixis and SmithKlineBeecham Corporation ("GSK") established a collaboration to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. The collaboration involved three agreements: (a) a Product Development and Commercialization Agreement; (b) a Stock Purchase and Stock Issuance Agreement; and (c) a Loan and Security Agreement. Under the Loan and Security Agreement, GSK provided a loan facility of up to $85.0 million for use in the Company's efforts under the collaboration, and the Company borrowed $25.0 million under that agreement in December 2002.

On December 16, 2003, the Company borrowed an additional $30.0 million under the Loan and Security Agreement. This loan amount bears interest at a rate of 4% per annum and is secured by the intellectual property, technology and equipment created or utilized pursuant to the collaboration. Principal and accrued interest become due in installments, beginning on or about the sixth anniversary of the collaboration, unless the collaboration is terminated earlier by GSK.


--------------------------------------------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 16, 2003

                                   Exelixis, Inc.


                                   /s/ Kristine M. Ball
                                   -----------------------------------------
                                   Kristine M. Ball
                                   Interim Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


--------------------------------------------------------------------------------